EXHIBIT 32.1

PAR TECHNOLOGY CORPORATION
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of PAR Technology Corporation (the "Company") on Form 10-K for the year ended December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Paul B. Domorski and Ronald J. Casciano, President & Chief Executive Officer and Sr. Vice President, Chief Financial Officer and Treasurer of the Company, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

(1)	The Report fully complies with the requirement of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Paul B. Domorski
Paul B. Domorski
President & Chief Executive Officer
March 13, 2013

/s/ Ronald J. Casciano
Ronald J. Casciano
Sr. Vice President, Chief Financial Officer and Treasurer
March 13, 2013

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